EXHIBIT 10.32

AMENDED AND RESTATED ENVIRONMENTAL INDEMNITY
This AMENDED AND RESTATED ENVIRONMENTAL INDEMNITY is made as of November 7, 2014 among ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Sponsor”), CHH CAPITAL HOTEL PARTNERS, LP and CHH TORREY PINES HOTEL PARTNERS, LP, each a Delaware limited partnership (individually and collectively, “Borrower”; and together with Sponsor, individually and collectively, “Indemnitor”), and AAREAL CAPITAL CORPORATION, a Delaware corporation, as agent (in such capacity, “Agent”) for Lenders as more particularly set forth in the Loan Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.
W I T N E S S E T H:
WHEREAS, Ashford Hospitality Limited Partnership, a Delaware limited partnership (“Former Sponsor”), and Borrower executed and delivered that certain Environmental Indemnity, dated as of August 8, 2008, (the “Original Agreement”) which was given in connection with a loan in the original principal sum of up to $160,000,000 (the “Original Loan”) to Borrower pursuant to that certain Loan Agreement, dated as of August 8, 2008, by and among Borrower, CHH Capital Tenant Corp., CHH Torrey Pines Tenant Corp., Aareal Bank AG (as predecessor to Agent), as agent, and the Lenders party thereto (the “Original Loan Agreement”);

WHEREAS, the Original Loan Agreement was amended by that certain Amended and Restated Loan Agreement, dated as of February 26, 2013, by and among Borrower, CHH Capital Tenant Corp., CHH Torrey Pines Tenant Corp., Agent and the Lenders party thereto (the “A&R Loan Agreement”), and the Original Loan, as amended and increased to $199,875,000 of which $195,700,646.72 remains outstanding as of the date hereof (the “Existing Loan”) was evidenced by that certain Amended and Restated Promissory Note dated as of February 26, 2013 in the original principal amount of One Hundred Ninety-Nine Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($199,875,000) made by Borrower to Agent and as replaced, amended and restated by that certain (i) Substitute Promissory Note made as of August 20, 2013 in favor of Aareal Bank AG, a German banking corporation, in the principal amount of Sixty Five Million and No/100 Dollars ($65,000,000), (ii) Substitute Promissory Note made as of August 20, 2013 in favor of Aareal Capital Corporation, a Delaware corporation, in the principal amount of Eighty-One Million Two Hundred Sixty Thousand Nine Hundred Fifty and No/100 Dollars ($81,260,950), and (iii) Substitute Promissory Note made as of August 20, 2013 in favor of Westdeutsche ImmobilienBank AG, a German banking corporation, in the principal amount of Fifty-Two Million Six Hundred Nine Thousand One Hundred Sixty-Eight and 24/100 Dollars ($52,609,168.24) (as so amended, restated, replaced, substituted supplemented or otherwise modified, collectively, the “Existing Notes);

WHEREAS, in connection with the execution and delivery of the A&R Loan Agreement, the Original Agreement was amended and restated by that certain Amended and Restated Environmental Indemnity, dated as of February 26, 2013 (the “A&R Agreement”), by Former Sponsor and Borrower to and for the benefit of Agent;

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WHEREAS, the A&R Loan Agreement was subsequently amended by that certain First Amendment to the Loan Agreement dated November 19, 2013 (the A&R Loan Agreement, as so amended, restated, replaced, supplemented or otherwise modified, the “Existing Loan Agreement”), and concurrently therewith, (i) the A&R Agreement was amended pursuant to that certain Amendment and Ratification of Recourse Liability Agreement and Environmental Indemnity Agreement, dated as of November 19, 2013 (the “Amendment and Ratification;” the A&R Agreement, as amended by the Amendment and Ratification, called the “Existing A&R Agreement”), among Former Sponsor, Ashford Hospitality Trust Inc., Borrower and Agent, to, among other things, release Former Sponsor from liability under the A&R Agreement with respect to events, acts or omissions occurring from and after the date of the Amendment and Ratification, and (ii) Sponsor and Borrower executed and delivered that certain supplemental Environmental Indemnity (“Existing Indemnity”), dated as of November 19, 2013, to, among other things, obligate Sponsor with respect to events, acts or omissions first accruing from and after the Amendment and Ratification pursuant to the terms of the Existing Indemnity;
WHEREAS, Borrower has requested, and Agent and Lenders have agreed, to amend, restate and consolidate the terms and provisions of the Existing Loan Agreement and the other Loan Documents (as such term is defined in the Existing Loan Agreement) in their entirety pursuant to the terms and conditions set forth in that certain Second Amended and Restated Loan Agreement of even date herewith by and among Borrower, CHH Capital Tenant Corp., CHH Torrey Pines Tenant Corp., Agent and Lenders (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and increase the principal amount of the Existing Loan to $198,000,000 (the Existing Loan, as so modified and increased, the “Loan”), which Loan is evidenced by (a) that certain Second Amended and Restated Promissory Note A in the original principal amount of $82,265,215.47, (b) that certain Second Amended and Restated Promissory Note B in the original principal amount of $63,964,069.38 and (c) that certain Second Amended and Restated Promissory Note C in the original principal amount of $51,770,715.15 (collectively, the “Notes”) dated as of the date hereof in the same amount by Borrower and secured by, among other things, that certain Second Amended and Restated Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing, and Assignment of Rents dated as of the date hereof by CHH Torrey Pines Hotel Partners, LP in favor of Agent and that certain Second Amended and Restated Deed of Trust, Security Agreement, Financing Statement, Fixture Filing, and Assignment of Rents dated as of the date hereof by CHH Capital Hotel Partners, LP in favor of Agent (collectively, the “Mortgage”) encumbering, inter alia, certain real property and improvements located in LaJolla, California and Washington, D.C. (individually and collectively, the “Property”, as such defined term is more particularly described in the Loan Agreement);

WHEREAS, as a result of Lenders making, and Agent administering, the Loan, Agent and/or Lenders may hereafter incur or suffer certain Environmental Losses (as hereinafter defined);
WHEREAS, Sponsor is an Affiliate of Borrower and will obtain substantial benefits from Lenders making, and Agent administering, the Loan; and

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WHEREAS, to induce Lenders to make, and Agent to administer, the Loan, Former Sponsor has agreed to execute a Ratification of Recourse Liability Agreement and Environmental Indemnity Agreement to reaffirm its obligations under the Existing A&R Agreement, and Indemnitor has agreed to execute and deliver this agreement to amend and restate the Existing Indemnity in its entirety to inter alia indemnify Agent and Lenders for Environmental Losses for any events, acts or omissions first accruing from and after the Amendment.
NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by all parties, the parties hereto agree, and the Existing Indemnity is hereby amended and restated in its entirety pursuant to this Indemnity, as follows:
Section 1.Definitions. The following terms used in this Indemnity shall have the meanings indicated:
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), as heretofore or hereafter amended from time to time.
“Environmental Laws” collectively means and includes all present and future laws and any and all amendments (whether common law, statute, rule, order, decree, regulation, ordinance, resolution, code or otherwise), permits, and other requirements or guidelines of governmental authorities, whether federal, state or local, applicable to the Property or Indemnitor and relating to the environment and environmental conditions or to any Hazardous Substance or Hazardous Substance Activity (including CERCLA, the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601-2629, the Safe Drinking Water Act, 42 U.S.C. § 300f‑300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 11001, et seq., and any so-called “Super Fund” or “Super Lien” law, environmental laws administered by the Environmental Protection Agency, any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder).
“Environmental Losses” means Losses suffered or incurred by any Indemnified Party first arising from and after November 13, 2013, arising out of or as a result of: (i) the occurrence of any Hazardous Substance Activity; (ii) any violation of any applicable Environmental Laws; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Substance Activity; (iv) any breach by Indemnitor of any of the representations, warranties, covenants or obligations under this Indemnity, or (v) any claim, demand or cause of action, or any action or other proceeding brought or asserted by any party, whether meritorious or not, against any Indemnified Party, regardless of when such claim, demand, or cause of action or other proceeding is brought or asserted, which directly or indirectly relates to, arises from or is based on any of the matters described in clause (i), (ii), (iii) or (iv) above or any allegation of any such matters. Notwithstanding the foregoing, “Environmental

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Losses” shall not include any Losses arising solely from any Hazardous Substances that are first present, used and stored at, on or under the Property after the Property has been transferred to an Indemnified Party or any third party purchaser by foreclosure, deed in lieu of foreclosure or similar transaction.
“Hazardous Substance” means, at any time, (i) asbestos and any asbestos containing material (collectively, “Asbestos”), (ii) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a “hazardous substance”, “hazardous material”, “hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity”, (iii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development, processing or production of crude oil, natural gas, or geothermal resources and (iv) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, mold and mildew.
“Hazardous Substance Activity” means any actual or alleged use, packaging, labeling, treatment, leaching, presence, possession, spill, cleanup, storage, holding, existence, release, emission, discharge, generation, processing, refining, abatement, removal, disposition, handling, transferring or transportation of any Hazardous Substance from, in, under, above, into or on the Property or any other Collateral, or any property surrounding the Property, or otherwise being in the possession of Borrower at the Property, whether or not known to Indemnitor, and regardless of the source or time of occurrence of such actual or alleged use, packaging, labeling, treatment, leaching, presence, possession, spill, cleanup, storage, holding, existence, release, emission, discharge, generation, processing, refining, abatement, removal, disposition, handling, transferring or transportation.
“Indemnified Parties” means, collectively, Agent, any Lender, any of their participants, any successor to any interest of Agent or Lenders in or to the Property (including any Affiliate, nominee or designee of Agent or Lenders that acquires all or part of the Property by any sale, assignment, foreclosure or other exercise of remedies under the Mortgage or other Loan Documents or by conveyance in lieu thereof) and any officers, directors, shareholders, agents and/or employees of any of the foregoing (together with their successors and assigns), excluding, any successor to any interest of Agent or Lenders in or to the Property that acquires all or part of the Property by any sale, assignment, foreclosure or other exercise of remedies under the Mortgage or other Loan Documents or by conveyance in lieu thereof that is not Agent, any Lender, any of their participants or an Affiliate, nominee or designee of Agent or Lenders.
“Indemnitor” has the meaning set forth in the first paragraph of this Indemnity. In amplification of the foregoing, all representations, warranties, covenants, certifications and acknowledgements made by Indemnitor shall be deemed made by each Indemnitor individually and all Indemnitors collectively.
“Losses” means any and all losses, liabilities, obligations, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, fines, fees, settlements, costs and expenses of any and every kind, known or unknown, fixed or contingent, incurred by any

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Indemnified Party, including (a) all costs and expenses incurred in evaluating and defending against actual or threatened claims, actions, proceedings or notices of violation, (b) all amounts paid or contributed for Remedial Actions, (c) the reasonable fees and disbursements of legal counsel, environmental experts, consultants and accountants in connection with any of the foregoing and (d) any diminution in the economic value of the Property as a result of Hazardous Substance Activity.
“Remedial Actions” means all investigation, monitoring, testing, remediation, response action, removal, containment, restoration, permit acquisition and disposal of or with respect to any Hazardous Substances as required by applicable Environmental Laws.
Section 2.    Indemnification. (i) Indemnitor hereby irrevocably, unconditionally and absolutely, agrees to indemnify and keep indemnified each Indemnified Party and to defend, hold and save each Indemnified Party harmless from and against, any and all Environmental Losses.
(b)    Within five (5) Business Days of demand by any Indemnified Party, Indemnitor shall commence to defend, and shall thereafter diligently pursue defense of, any investigation, action or proceeding in connection with any claim or liability, or alleged claim or liability, that would, if determined adversely to such Indemnified Party, be covered by the indemnification provisions contained herein, such defense to be at the sole cost and expense of Indemnitor and by counsel selected by Indemnitor and reasonably approved by such Indemnified Party, which counsel may, without limiting the rights of an Indemnified Party pursuant to the next succeeding sentence of this Section 2(b), also represent Indemnitor in such investigation, action or proceeding. In the alternative, an Indemnified Party may elect to conduct its own defense through counsel of its own choosing and at the reasonable expense of Indemnitor upon prior written notice to Indemnitor. Nothing contained herein shall be construed as requiring any Indemnified Party to expend funds or incur costs to defend any claim in connection with the matters contained herein.
(c)    The obligations of Indemnitor hereunder shall specifically include the obligation to expend its own funds, to incur costs in its own name and to perform all actions (including, completing Remedial Actions in a timely manner) as may be necessary to protect the Indemnified Parties from the necessity of expending their own funds, incurring costs or performing any actions in connection with the matters contained herein.
(d)    Without limiting any other provision of this Indemnity, the obligations of Indemnitor hereunder shall apply to all Environmental Losses that arise out of or are attributable to, whether directly or indirectly, in whole or in part, any claim or allegation against an Indemnified Party relating to any act or omission of such Indemnified Party in respect of the Loan or the Property, or in connection with any exercise of such Indemnified Party’s rights under any of the Loan Documents, unless the same shall result solely from any Indemnified Party’s acts constituting gross negligence or willful misconduct, in which case such acts or omissions and any Losses resulting therefrom shall not be covered by this Indemnity and shall be the sole responsibility of such Indemnified Party or Parties. The rights and remedies of the Indemnified Parties under this Indemnity shall be in addition to any other rights and remedies of such Indemnified Parties under any guaranty or any other document or instrument now or hereafter executed in connection with the Loan or at law or in equity.

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Section 3.    Representations and Warranties. Sponsor represents and warrants to Agent and Lenders (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Indemnity) that:
(a)    Sponsor is a corporation, partnership, limited liability company or other entity (as recited in the preamble to this Indemnity) duly formed, validly existing and in good standing pursuant to the laws of its state of formation (which state of formation is as recited in the preamble to this Indemnity), and is qualified to do business in each other jurisdiction where such qualification is necessary to carry on its business.
(b)    Sponsor has the power and requisite authority and is duly authorized to execute and deliver this Indemnity and perform its obligations under this Indemnity and the other Loan Documents to which it is a party.
(c)    This Indemnity constitutes the legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms.
(d)    Neither the execution and delivery of this Indemnity, nor consummation of any of the transactions herein contemplated nor compliance with the terms and provisions hereof, will (i) to the actual knowledge of Sponsor, contravene any provision of law, statute, rule or regulation to which Sponsor is subject or any judgment, decree, license, order or permit applicable to Sponsor, or (ii) materially conflict or be inconsistent with, or result in any material breach of any of the terms of the covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of a Lien (except liens in favor of Agent or Lenders) upon any of the property or assets of Sponsor pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Sponsor is a party or, to the actual knowledge of Sponsor, by which Sponsor may be bound, or to which Sponsor may be subject, or (iii) violate any provision of any organizational document of Sponsor.
(e)    All consents, approvals, authorizations or orders of any Person, court or Governmental Authority or any third party that are required in connection with the execution and delivery by Sponsor of this Indemnity or to consummate the transactions contemplated hereby have been obtained and are in full force and effect. To the actual knowledge of Sponsor, Sponsor is not in default with respect to any law, statute, rule, regulation, judgment, license, permit, order, writ, injunction or decree of any court or Governmental Authority applicable to Sponsor.
(f)    There are no actions, suits or proceedings at law or at equity, pending or, to Sponsor’s actual knowledge, threatened against or affecting Sponsor which involve or might involve the validity or enforceability of this Indemnity or which might materially adversely affect the financial condition of Sponsor or the ability of Sponsor to perform any of its respective obligations under this Indemnity.
(g)    All statements of financial condition and related schedules and all certificates, statements, documents or other information of or relating to any Sponsor heretofore delivered to Agent or its agents or counsel (i)  are true, correct and complete in all material respects, (ii) do not contain any misleading information or any untrue statements of a material fact, (iii) do not omit to

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state a material fact and (iv) fairly present the financial condition of the subjects thereof as of the respective dates thereof in all material respects. No material adverse change has occurred in the financial conditions reflected in the most recent of the aforesaid statements of financial condition and related schedules since the respective dates thereof. No representation or warranty made by any Sponsor in this Indemnity or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.
(h)    Except as disclosed in the Environmental Audit, the Property is not now used, nor, to Indemnitor’s actual knowledge, has the Property ever been used by any previous owner, tenant, occupant or user of the Property, to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Substances (except in compliance with Environmental Laws), and no Hazardous Substances are installed, placed, handled or in any manner dealt with on the Property except in compliance with Environmental Laws.
(i)    Except as disclosed in the Environmental Audit, neither Indemnitor nor, to Indemnitor’s actual knowledge, any previous owner, tenant, occupant or user of the Property, has received any notice, order or request from any Governmental Authority or third party concerning the presence or suspected presence of any Hazardous Substances on, under, in or about the Property or the presence or suspected presence of any Hazardous Substances on, under, in or about any real property adjoining the Property other than, in each case, in compliance with Environmental Laws.
(j)    The Property and its actual and intended uses, including all permitted uses under all Leases, comply in all material respects with all Environmental Laws, and all permits, licenses, approvals, identification numbers and other authorizations required by all Environmental Laws have been obtained and are in effect for the operations conducted on the Property.
(k)    Except as disclosed in the Environmental Audit, no underground storage tanks, whether or not containing Hazardous Substances or any other substance, are located on or under the Property.
(l)    Except as disclosed in the Environmental Audit, no above-ground storage tanks containing any Hazardous Substances are located on the Property.
(m)    Except as disclosed in the Environmental Audit, no lead-based paint or Asbestos are present in the Property.
Section 4.    Compliance with Environmental Laws. Indemnitor shall comply with all Environmental Laws in effect from time to time. To the extent required by any Environmental Law, Indemnitor shall promptly remove and dispose of any Hazardous Substances found on, in, under, about or affecting the Property, and all such removals and disposals shall be undertaken and performed in compliance with all Environmental Laws. Except for the storage, handling and disposal of de minimis amounts of Hazardous Substances performed in the ordinary course of business of operating the Property and in strict compliance with all Environmental Laws, Indemnitor shall not (a) release, or permit, allow or suffer any release or threat of release of any Hazardous Substances

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into, on, in, under, about or affecting the Property or from the Property onto, into or under any properties adjacent to the Property, or any waterways located upon or near the Property; (b) generate, manufacture, refine, transport, treat, handle, dispose or in any other manner deal with any Hazardous Substances or permit, allow or suffer any such activities from, into, on, in, under or about the Property, surrounding property or any waterways located upon or near the Property; or (c) store or permit, allow or suffer Hazardous Substances to be stored on, in, under or about the Property (other than de minimus quantities of such Hazardous Substances commonly used in the day-to-day operation and maintenance by Borrower or any tenant of the Property which do not require remediation under the Environmental Laws, and are otherwise in compliance with all Environmental Laws). Indemnitor shall not permit, allow or suffer any Lien under any Environmental Law to attach to or encumber the Property or any part thereof or interest therein. If prior to the date hereof, it was determined that the Property contains Asbestos, Borrower had prepared an assessment report describing the location and condition of the Asbestos (an “Asbestos Report”), or if at any time hereafter, Asbestos is suspected of being present on the Property, Indemnitors agree, at their sole cost and expense and within twenty (20) days thereafter, to cause to be prepared an Asbestos Report prepared by an expert, and in form, scope and substance, acceptable to Agent. If it has been, or if at any time hereafter it is, determined that the Property contains Asbestos, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof, or (ii) the date of such determination, if such determination is hereafter made, as applicable, Indemnitors shall, at their sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Asbestos on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Agent (the “O&M Plan”), and if an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.. In the event Indemnitor shall fail to comply with any Environmental Laws, Agent may, but shall not be obligated to, cause the Property, the surrounding property or any waterways located upon or near the Property to be freed from Hazardous Substances or take other Remedial Actions. The cost of any action taken by Agent pursuant to the immediately preceding sentence shall be payable by Indemnitor within five (5) Business Days after Agent’s demand therefor. Indemnitor shall give Agent and its agents and employees such access to the Property as Agent shall reasonably deem to be necessary or desirable to cause such removal of Hazardous Substances.
Section 5.    Notification of Hazardous Substances and Actions. Indemnitor shall within ten (10) days notify Agent, or cause Agent to be promptly notified, if (a) Indemnitor knows, suspects or believes that there may be any Hazardous Substances in, on or under the Property, or in the soil, groundwater or soil vapor on, over or under the Property that are in violation of Environmental Laws, (b) any action by any Governmental Authority is instituted or threatened under any Environmental Laws affecting Indemnitor or the Property, including any notice of inspection, abatement or noncompliance, or (c) any claim is made or threatened by any third party against Indemnitor or the Property relating to any Hazardous Substances or a violation of any Environmental Laws.

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Section 6.    Environmental Audits. Agent shall have the right (but not the obligation), from time to time, to conduct an environmental audit of the Property (a) to confirm completion of Remedial Actions and compliance with Environmental Laws in connection therewith, (b) after the occurrence and continuance of an Event of Default after the expiration of all notice and cure periods set forth herein and/or in the other Loan Documents, if, in Agent’s reasonable judgment, it is appropriate under the circumstances (including in connection with any action to foreclose the Mortgage), (c) Agent in its reasonable discretion believes that the Property violates Environmental Laws in any material respect or (d) to the extent necessary or desirable with a Securitization and/or full or partial sale of any portion of Agent’s rights in the Loan. Indemnitor shall cooperate in the conduct of all such environmental audits and pay the costs of any such audits (except for an audit prepared in connection with subparagraph (d) which shall be at Agent’s sole cost and expense).
Section 7.    Liability Not Limited. Indemnitor agrees that the indemnities made and given in this Indemnity are separate and distinct from, independent of and in addition to Indemnitor’s other undertakings under the Loan Documents. Indemnitor agrees that to the extent permitted by applicable law, a separate action may be brought to enforce the provisions of this Indemnity, which shall in no way be deemed to be an action on the Note or on any of the other Loan Documents. Agent shall have the right to waive all or any portion of its Liens against the Collateral or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired and to exercise any and all rights and remedies of an unsecured creditor against Indemnitor and all of Indemnitor’s assets and property for the recovery of any amount due hereunder. Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against Indemnitor pursuant to this Indemnity shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and Indemnitor shall be fully and personally liable for all judgments and awards entered against Indemnitor hereunder and such liability shall not be limited to the original principal amount of the obligations secured by the Mortgage. Indemnitor hereby waives the defense of laches and any applicable statute of limitations.
Section 8.    Independent Obligations. The obligations of Indemnitor under this Indemnity are independent of, and shall not be measured, limited or otherwise affected by (a) any amounts at any time owing under the Loan or secured by the Mortgage, (b) the sufficiency or insufficiency of any Collateral (including the Mortgaged Property) given to Agent to secure repayment of the Loan, (c) the consideration given by Agent or any other party in order to acquire the Property or the Collateral or any portion thereof, (d) the expiration or termination of any of the other Loan Documents or (e) the discharge or repayment in full of the Loan (whether by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure, or otherwise).
Section 9.    Unconditional Character of Obligations of Indemnitor.
(a)    Obligations. The obligations of Indemnitor hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the Note, the Loan Agreement, the Mortgage or the other Loan Documents or any provision thereof,

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or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower or any other Person under any Loan Document, or any setoff, counterclaim, recoupment, limitation or termination, and irrespective of any other circumstances which might otherwise limit recourse against Indemnitor by Agent or constitute a legal or equitable discharge or defense of a guarantor or surety. Agent may enforce the obligations of Indemnitor hereunder by a proceeding at law, in equity or otherwise, independent of any foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, and either before or after an action against the Collateral or any part thereof, Borrower or any other Person. Indemnitor waives diligence, filing of claims with any court, any proceeding to enforce any provision of the Note, the Loan Agreement, the Mortgage or any other Loan Documents against Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person (or, if Indemnitor consists of more than one Person, to proceed against the Persons constituting Indemnitor in any particular order), or to exhaust any security (including the Collateral) for the performance of the obligations of Borrower or any other Person, or to cause a marshalling of Borrower’s assets, and any protest, presentment, notice of default or other notice or demand whatsoever.
(b)    Indemnity and Collateral. Without limiting the generality of the provisions of Section 9(a) hereof and except as otherwise limited by applicable law, the obligations of Indemnitor under this Indemnity, and the rights of Agent to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:
(i)    any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting, Borrower or any other Person or the Collateral or any part thereof, including any automatic stay granted pursuant to any provision of a bankruptcy or similar law;
(ii)    any failure by Agent, any Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents or any document or instrument relating thereto;
(iii)    the sale, transfer or conveyance of the Collateral or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Collateral or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Collateral or any part thereof;
(iv)    the conveyance to Agent, any Lender, any Affiliate of Agent or any Lender or Agent’s or any Lender’s nominee of the Collateral or any interest therein by a deed in lieu of foreclosure;
(v)    the release of Borrower, Indemnitor or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise;

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(vi)    the release in whole or in part of the Collateral;
(vii)    any failure by Agent to record, register or file the Mortgage, any UCC financing statements or other security document or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations;
(viii)    any recovery from Indemnitor or any other obligor of any of the Obligations, which recovery is obtained under this Indemnity or any other guaranty or indemnity executed in connection with the Loan; or
(ix)    any accuracy or inaccuracy of any representations or warranties made by Borrower, Indemnitor or any other Person in any of the Loan Documents.
(c)    Waiver. Indemnitor hereby expressly and irrevocably waives all defenses in an action brought by Agent to enforce this Indemnity based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.
(d)    Agent’s and Lenders’ Ability to Act. Agent and Lenders may deal with Borrower, Affiliates of Borrower and the Collateral in the same manner and as freely as if this Indemnity did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Indemnity or the obligations of Indemnitor hereunder.
(e)    Changes to Loan Documents and Other Documents. No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Note, the Loan Agreement, the Mortgage or the other Loan Documents shall in any way alter, impair or affect any of the obligations of Indemnitor hereunder.
(f)    Agent’s Remedies. Agent may proceed to protect and enforce any or all of its rights under this Indemnity by suit in equity or action at law against Indemnitor, whether for the specific performance of any covenants or agreements contained in this Indemnity or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Indemnitor. All rights, remedies, powers and privileges conferred by the other Loan Documents are cumulative of all other rights, remedies, powers and privileges herein or by law or in equity provided, or provided in any other Loan Document, and shall not be deemed to deprive Agent of any such other legal or equitable rights, remedies, powers and privileges to enforce the conditions, covenants and terms of this Indemnity or the other Loan Documents by judicial proceedings or otherwise, and the employment of any rights, remedies, powers and privileges hereunder or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate rights, remedies, powers and privileges.

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(g)    Actions. At the option of Agent, Indemnitor may be joined in any action or proceeding commenced by Agent against Borrower or any other Person in connection with or based upon the Note, the Loan Agreement, the Mortgage or any other Loan Documents and recovery may be had against Indemnitor in such action or proceeding or in any independent action or proceeding against Indemnitor to the extent of Indemnitor’s liability hereunder, without any requirement that Agent first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person. Any demand by Agent for payments, or performance of the obligations under, this Indemnity upon Indemnitor shall not be and shall not be construed to be a release or waiver by Agent of any other obligor with respect to such payment or obligation.
(h)    Continuance or Reinstatement of Indemnity Notwithstanding anything to the contrary contained in this Indemnity, Indemnitor agrees that this Indemnity shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Indemnitor to Agent or any Lender and such payment is rescinded or must otherwise be returned by Agent or such Lender upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Indemnitor, all as though such payment had not been made. Agent may, but shall not be required to, litigate or otherwise dispute such rescission or its obligation to make such repayments.
(i)    Payments to Indemnitor; Subrogation. In the event that Indemnitor shall advance or become obligated to pay any sums under this Indemnity, or in the event that for any reason whatsoever, Borrower or any subsequent owner of the Collateral or any part thereof is now, or shall hereafter become, indebted to Indemnitor, Indemnitor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all Obligations, including principal and interest and other amounts, at any time owed to Agent and/or Lenders under the Loan Documents, and (ii) Indemnitor shall not be entitled to enforce or receive payment thereof until the actual and irrevocable receipt by Agent of payment in full of all Obligations. Nothing herein contained is intended or shall be construed to give Indemnitor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Agent or any Lender in or to the Collateral, notwithstanding any payments made by Indemnitor under this Indemnity, all such rights of subrogation and participation, if any, being hereby expressly postponed until the actual and irrevocable receipt by Agent of payment in full of all Obligations. If any amount shall be paid to Indemnitor by reason of the payment of sums by Indemnitor under this Indemnity at any time when any such sums due and owing to Agent and/or Lenders shall not have been fully paid, such amount shall be paid by Indemnitor to Agent for credit and application against such sums due and owing to Agent and/or Lenders.
(j)    Effect of Foreclosure, Exercise of Remedies. Indemnitor’s obligations hereunder shall continue notwithstanding a foreclosure, deed in lieu of foreclosure or similar proceeding or transaction involving the Mortgaged Property or any part thereof or other exercise by Agent of the other remedies under the Loan Documents, at law or in equity.

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Section 10.    Transfers. Sponsor shall not make (or permit to be made) any Transfer with respect to any direct or indirect ownership interest of Sponsor in Borrower except for a Permitted Transfer in accordance with the Loan Agreement.
Section 11.    Rights of Agent. Unless expressly provided to the contrary in any particular instance, with respect to any and all rights of Agent to (a) give or withhold any consent, approval or other authorization requested by Indemnitor with respect to this Indemnity, (b) make any election or exercise any option granted herein, (c) make any decision, judgment or determination with respect hereto, (d) modify or amend this Indemnity or waive any obligation of Indemnitor hereunder or grant any extension of time for performance of the same or (e) take or omit to take any other action of any kind whatsoever, Agent shall, to the maximum extent permitted by law, have the right, and Indemnitor expressly acknowledges Agent’s right, in each instance, to make or give the same or take such action or to omit to take such action, as the case may be, in its sole and absolute discretion.
Section 12.    Further Assurances. Indemnitor shall, within five (5) Business Days after written request, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings or other assurances, and take all such other action, as Agent may, from time to time, deem reasonably necessary in order to give effect to the rights and benefits conferred on Agent and Lenders pursuant to this Indemnity.
Section 13.    Amendments, Waivers, Consents and Approvals. No failure or delay of Agent in exercising any power or right hereunder or to demand payment for any sums due pursuant to this Indemnity or any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Indemnity or in any of the other Loan Documents or consent to any departure by Indemnitor or any other Person therefrom shall in any event be effective unless signed in writing by Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Consents, approvals and waivers granted by Agent for any matters covered under this Indemnity or any Loan Document shall not be effective unless signed in writing by Agent, and such consents, approvals and waivers shall be narrowly construed to cover only the parties and facts identified in any such consent, approval or waiver. No notice or demand on Indemnitor or any other Person in any case shall entitle Indemnitor or such Person to any other or further notice or demand in similar or other circumstances. Unless expressly provided to the contrary, any consents, approvals or waivers of Agent or Lenders pursuant to this Indemnity or any other Loan Documents shall be granted or withheld in Agent’s or Lenders’ sole discretion, as the case may be. No amendment, modification or termination of any provision of this Indemnity shall be effective unless in writing and signed by Indemnitor and Agent.
Section 14.    Binding Effect. This Indemnity shall be binding upon Indemnitor and its heirs, legatees, personal representatives, successors and assigns, and shall inure to the benefit of and shall be enforceable by Agent, Lenders and their respective successors and assigns.

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Section 15.    Counterparts. This Indemnity may be executed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall be one and the same Indemnity.
Section 16.    Notices. Any notice, demand, request, consent, approval or other communication, which any party hereto may be required or may desire to give hereunder, shall be made in accordance with Section 10.1 of the Loan Agreement to the party to whom notice is being given, in any of the foregoing cases at the address set forth below:

Agent:	Aareal Capital Corporation
250 Park Avenue, Suite 820
New York, New York 10177
Attention: Linda Burg
Telephone: 646-205-4513
Facsimile: 917-322-0290
with a copy similarly delivered to:
Aareal Capital Corporation
250 Park Avenue, Suite 820
New York, New York 10177
Attention: Alan L. Griffin, Esq.
Telephone: 646-465-8619
Facsimile: 917-322-0285

with a copy to:

Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710
Attention: Warren J. Bernstein, Esq.
Telephone: 212-836-8000
Facsimile: 212-836-8689

Indemnitor:	Ashford Hospitality Prime Limited Partnership 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 Attention: David A. Brooks Telephone: 972-778-9207 Facsimile: 972-490-9605
and to:
CHH Capital Hotel Partners, LP
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

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Attention: David A. Brooks
Telephone: 972-778-9207
Facsimile: 972-490-9605
and to:

CHH Torrey Pines Hotel Partners, LP
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: David A. Brooks
Telephone: 972-778-9207
Facsimile: 972-490-9605
and to:

Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201-4605
Attention: Brigitte G. Kimichik, Esq.
Telephone: 214-659-4441
Facsimile: 214-659-4777
Any party may change its address for purposes of this Indemnity by giving notice of such change to the other parties pursuant to this Section 16. All such notices, certificates, demands, requests, approvals, waivers and other communications given pursuant to this Section 16 shall be effective when received or refused at the address specified as aforesaid.
Notwithstanding any provision contained herein or in any of the other Loan Documents to the contrary, in the event that Agent shall fail to give any notice to Indemnitor under this Indemnity, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to enforce this Indemnity to give such notice and to have any action of Indemnitor postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Agent, and no Indemnitor shall have any right to damages (whether actual or consequential) or any other type of relief against Agent not specifically provided for herein, all of which damages or other relief are hereby expressly waived. The foregoing is not intended and shall not be deemed under any circumstances to require Agent to give notice of any type or nature to Indemnitor as expressly required hereby.
Section 17.    Severability. In the event any one or more of the provisions contained in this Indemnity should be held invalid, illegal or unenforceable in any respect in a particular jurisdiction or as to particular Persons or circumstances, the validity, legality and enforceability of the remaining provisions contained herein (or the application of the invalid, illegal or unenforceable provision in a different jurisdiction or to other Persons or circumstances) shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 18.    Captions. The captions, headings and arrangements used in this Indemnity are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.
Section 19.    Governing Law; Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. This Indemnity shall be governed by, and construed in accordance with, the substantive and procedural laws of the State of New York. Indemnitor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Indemnity, the Note or the other Loan Documents may be brought in (i) the courts of the United States of America located in the Southern District of New York or the District where the Property is located or (ii) in the state courts of the State and County of New York or the state courts of the State and County where the Property is located, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Indemnitor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Indemnitor at its address provided in Section 16 hereof, as the same may be changed pursuant to Section 16 hereof. Nothing in this Section 19, however, shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any suit, action or proceeding against Indemnitor or its property in the courts of any other jurisdiction. INDEMNITOR HEREBY WAIVES, AND AGENT, BY ACCEPTANCE OF THIS INDEMNITY, HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS INDEMNITY, WHICH WAIVER IS INFORMED AND VOLUNTARY.
Section 20.    Definitional Provisions. For purposes of this Indemnity, (a) defined terms used in the singular shall import the plural and vice-versa; (b) the words “hereof,” “herein,” “hereunder” and similar terms when used in this Indemnity shall refer to this Indemnity as a whole and not to any particular provision of this Indemnity; (c) the words “include” and “including” wherever used in this Indemnity shall be deemed to be followed by the words “without limitation” and (d) all of the agreements or instruments referred to in this Indemnity shall mean such agreements or instruments as the same may, from time to time, be modified, supplemented or amended, or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms and conditions thereof and of this Indemnity and the other Loan Documents.
Section 21.    No Other Party Beneficiary. This Indemnity is for the sole benefit of Agent, Lenders and their successors and assigns, and is not for the benefit of any other party. Nothing contained in this Indemnity shall be deemed to confer upon anyone other than Agent, Lenders and their successors and assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.
Section 22.    Joint and Several Obligations. The obligations of Indemnitor under this Indemnity shall be joint and several.
Section 23.    Entire Agreement. This Indemnity and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof

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and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Indemnity.
Section 24.    Default Rate. Any amount payable hereunder by Indemnitor that is not paid by Indemnitor within five (5) Business Days after demand therefor by Agent shall bear interest from the date of such written demand at the Default Rate.
Section 25.    Release of Indemnity. NOTWITHSTANDING THE FOREGOING, PROVIDED THAT INDEMNITOR DELIVERS TO AGENT A CURRENT ENVIRONMENTAL AUDIT COVERING THE PROPERTY AND EVIDENCING THE PRESENCE OF NO HAZARDOUS SUBSTANCES (EXCEPT AS PERMITTED UNDER APPLICABLE ENVIRONMENTAL LAWS) ON THE PROPERTY AND NO VIOLATIONS OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO THE PROPERTY NOT EARLIER THAN NINETY (90) DAYS AND NOT LATER THAN TEN (10) DAYS PRIOR TO (A) THE DATE OF PAYMENT IN FULL OF THE OBLIGATIONS SECURED BY THE MORTGAGE, OR (B) THE EFFECTIVE DATE OF A FORECLOSURE OR DEED IN LIEU OF FORECLOSURE OF THE PROPERTY, INDEMNITOR SHALL BE RELEASED FROM ANY SUCH INDEMNIFIED MATTERS CREATED OR ARISING SOLELY FROM EVENTS OR CONDITIONS FIRST EXISTING AFTER THE DATE OF PAYMENT IN FULL OF THE OBLIGATIONS SECURED BY THE MORTGAGE OR THE EFFECTIVE DATE OF SUCH FORECLOSURE OR DEED IN LIEU OF FORECLOSURE OF THE PROPERTY. IN NO EVENT SHALL INDEMNITOR BE LIABLE FOR INDEMNIFIED MATTERS CREATED OR ARISING SOLELY FROM EVENTS OR CONDITIONS FIRST EXISTING AFTER AGENT’S SUCCESSION TO TITLE OF THE PROPERTY BY FORECLOSURE OR ACCEPTANCE OF A DEED IN LIEU OF FORECLOSURE OR OTHER SIMILAR TRANSFER.
Section 26.    Special State Provisions.
(a)    To the extent California law applies, nothing herein shall be deemed to limit the right of Agent to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Agent and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Agent, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances or any other “environmental provision” (as defined in such Section 736) relating to the Property or any portion thereof or the right of Agent to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of the Deed of Trust as to any parcel of the Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of Agent’s claim against Borrower to judgment, and any other rights and remedies permitted by law.
(b)    To the extent California law applies, each Indemnitor hereby waives all rights and defenses arising out of an election of remedies by Agent even though that election of remedies,

62362349    17

such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed such Indemnitor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Specifically, and without in any way limiting the foregoing, each Indemnitor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any right of recourse to or with respect to Borrower or the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, each Indemnitor expressly waives any and all rights of subrogation against Borrower, and such Indemnitor hereby waives any rights to enforce any remedy which Agent may have against Borrower and any right to participate in any collateral for the Loan. Each Indemnitor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Agent’s realization through nonjudicial foreclosure upon any real property constituting security for Borrower’s obligations under the Loan Documents could terminate any right of Agent to recover a deficiency judgment against Borrower, thereby terminating subrogation rights which such parties otherwise might have against Borrower. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Guaranty against such parties. Each Indemnitor hereby unconditionally and irrevocably waives any such defense. In addition to and without in any way limiting the foregoing, each Indemnitor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to such Indemnitor to all the indebtedness of Borrower to Agent and agrees with Agent that until such time as Agent may have no further claim against Borrower, such Indemnitor shall not demand or accept any payment of principal or interest from Borrower, claim any offset or other reduction of such Indemnitor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, each Indemnitor shall not have any right of recourse against Agent by reason of any action Agent may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Loan Documents. If any amount shall nevertheless be paid to either Indemnitor by Borrower or another guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Agent and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law, except payment in full of the Guaranteed Obligations. Without limiting the foregoing, each Indemnitor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Indemnitor by reason of California Civil Code Sections 2787 to 2855, inclusive; (ii) any rights or defenses such Indemnitor may have with respect to its obligations as a guarantor by reason of any election of remedies by Agent; and (iii) all rights and defenses that such Indemnitor may have because Borrower’s debt is secured by real property. This means, among other things, that Agent may collect from each Indemnitor without first foreclosing on any real or personal property collateral pledged by Borrower, and that if Agent forecloses on any real property collateral pledged by Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Agent may collect from such Indemnitor even if Agent, by foreclosing on the real property collateral, has destroyed any rights such Indemnitor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Indemnitor may have because Borrower’s debt evidenced by the Note is secured by real

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property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.
Section 27.    Limitation of Liability. Notwithstanding anything to the contrary contained in this Indemnity, Indemnitor’s liability under this Indemnity shall be limited as may expressly be set forth in the Loan Agreement, including, without limitation, Section 10.14(c) of the Loan Agreement.
[Signatures follow]
Section 27.

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IN WITNESS WHEREOF, Indemnitor has given this Indemnity as of the date first written above.
BORROWER:
CHH CAPITAL HOTEL PARTNERS, LP, a Delaware limited partnership

By:	CHH Capital Hotel GP, LLC, a Delaware limited liability company, its general partner
By: /s/ David A. Brooks
David A. Brooks, Vice President
CHH TORREY PINES HOTEL PARTNERS, LP, a Delaware limited partnership

By:	CHH Torrey Pines Hotel GP, LLC, a Delaware limited liability company, its general partner
By: /s/ David A. Brooks
David A. Brooks, Vice President
ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership
By: Ashford Prime OP General Partner LLC

By:	/s/ David A. Brooks Name: David A. Brooks Title:Vice President

62362349

Agent is executing this Indemnity to confirm Agent’s agreement to the amendment and restatement of the Existing Indemnity as evidenced by this Indemnity.
AAREAL CAPITAL CORPORATION, as Agent
By: /s/ David C. Lee
Name: David C. Lee
Title: Director
By: /s/ Alan L. Griffin
Name: Alan, L. Griffin
Title: General Counsel

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